Exhibit 10.7

FUNHOUSE PRODUCTIONS, INC.

April 22, 2004

PublicFilmworks

14749 Oxnard Street

Van Nuys, CA 91411

Attention: Corbin Bernsen,

Shaun Edwardes, Tom Szabo

Re:   “ULTIMATE 18” (wt) – First Amendment

Dear Shaun,

I refer to the agreement dated October 10, 2003 (“Agreement”) between Stone Stanley Entertainment (“SSE”) and PublicFilmworks (“PFW”) in connection with the project currently referred to as “Ultimate 18” (wt).

The parties hereby agree to delete Paragraph 3.A. in its entirety and replace it with the following language (“First Amendment”):

“3.A. Initial Term: For good and valuable consideration, PFW grants to SSE an initial term of twelve (12) months from full execution of the Agreement (“Initial Term”) to secure a development and/or production deal (“Production Deal”) with a third party network, broadcaster, distributor and/or financier (collectively “Licensee”).  In the event that SSE enters into a Production Deal with a Licensee during the Initial Term, the Initial Term shall be automatically extended through the term of the Production Deal (“Term”).

Capitalized terms used herein shall have the same meaning and effect as in the Agreement.  Except as specifically stated herein, all other terms and conditions of the Agreement shall remain in full force and effect.

Best regards,

David J. Decker, Esq.

Senior Vice President,

Business and Legal Affairs

AGREED TO AND ACCEPTED:
PUBLIC FILMWORKS	STONE STANLEY ENTERTAINMENT

By:	By:	/s/ DAVID DECKER

Its:	Its:	BUSINESS AFFAIRS

/s/ CORBIN BERNSEN
CORBIN BERNSEN

/s/ SHAUN EDWARDES
SHAUN EDWARDES

/s/ TOM SZABO
TOM SZABO

1040 N. Las Palmas Ave., Bldg. 1 • Los Angeles, CA 90038 • Ph (323) 960-2599 • Fax (323) 860-3541